UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

This Current Report on Form 8-K is being filed by Playa Hotels & Resorts N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), in connection with the completion on June 1, 2018 of the transactions contemplated by that certain definitive Share Exchange Implementation Agreement, dated as of February 26, 2018, by and among the Company, JCSD Trustees Services Limited, a company incorporated under the laws of Jamaica (“JCSD”), X Fund Properties Limited, a company incorporated under the laws of Jamaica (“X Fund Properties”), Sagicor Pooled Investment Funds Limited, a company incorporated under the laws of Jamaica (“SPIFL”), and Sagicor Real Estate X Fund Limited, a company incorporated under the laws of Jamaica (“X Fund Limited,” and together with JSCD, X Fund Properties and SPIFL, the “Sagicor Parties”), as amended by that certain First Amendment to Share Exchange Implementation Agreement (the “Contribution Amendment”) described in Item 1.01 below (as amended, the “Contribution Agreement”). Pursuant to the Contribution Agreement, the Sagicor Parties contributed to a subsidiary of the Company a portfolio of all-inclusive resorts in Jamaica, two adjacent developable land sites and a management contract for an all-inclusive resort (the “Jamaica Assets”) in exchange for consideration described in Item 1.01 below (such transaction, the “Contribution”).

Item 1.01	Entry into a Material Definitive Agreement

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Contribution Amendment

On May 31, 2018, the Company and the Sagicor Parties entered into the Contribution Amendment to effect certain amendments to the Contribution Agreement. The Contribution Amendment, among other things, provides that the Sagicor Parties received 20 million of the Company’s ordinary shares (“Ordinary Shares”) and $95 million in cash upon the closing of the Contribution. In addition, pursuant to the Contribution Amendment, prior to the closing of the Contribution, the Company established an escrow account of $5 million, which cash will be released to fund adjustments following the closing of the Contribution. Immediately after the closing of the Contribution, an initial adjustment to the escrow was made in accordance with the terms of the Contribution Amendment. The remaining amount held in escrow will be released for certain post-closing adjustments made in accordance with a closing statement to be delivered by the Sagicor Parties following the closing.

The foregoing description of the Contribution Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Contribution Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Shareholder Agreement

On May 31, 2018, in connection with the closing of the Contribution, the Company entered into that certain Shareholder Agreement with JCSD and X Fund Properties (collectively, the “Designating Shareholder”). The Shareholder Agreement provides that beginning with the annual general meeting of shareholders to be held in 2019, the Designating Shareholder will have certain rights to designate directors to the board of directors of the Company (the “Company Board”). The Designating Shareholder will have the right to designate (i) two directors to the Company Board for as long as the Designating Shareholder holds more than 18,000,000 Ordinary Shares and (ii) one director to the Company Board for as long as the Designating Shareholder holds 18,000,000 or fewer but more than 10,000,000 Ordinary Shares.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Shareholder Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information provided in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

On June 1, 2018, the Company completed its previously announced acquisition of the Jamaica Assets, which consist of:

•	The Hilton Rose Hall Resort (currently 495 rooms);

•	The Jewel Runaway Bay Resort (currently 268 rooms);

•	The Jewel Dunn’s River Resort (currently 250 rooms);

•	The Jewel Paradise Cove Resort (currently 225 rooms);

•	The 88 units comprising one of the towers in the multi-tower condominium currently at the Jewel Grande Resort;

•	A developable land site adjacent to The Jewel Grande Resort;

•	A developable land site adjacent to The Hilton Rose Hall Resort;

•	The management contract for a portion of the units owned by the Sagicor Parties at the Jewel Grande Resort; and

•	All of the Sagicor Parties’ rights to “The Jewel” hotel brand.

Pursuant to the terms of the Contribution Agreement, upon the closing of the Contribution, the Company paid the Sagicor Parties aggregate consideration consisting of 20 million Ordinary Shares and $95 million in cash. In addition, pursuant to the Contribution Amendment, prior to the closing of the Contribution, the Company established an escrow account of $5 million, which cash will be released to fund adjustments following the closing of the Contribution. Immediately after the closing of the Contribution, an initial adjustment to the escrow was made in accordance with the terms of the Contribution Amendment. The remaining amount held in escrow will be released for certain post-closing adjustments made in accordance with a closing statement to be delivered by the Sagicor Parties following the closing. The cash portion of the consideration was funded by the Company with cash on hand.

In connection with the Contribution Agreement, the Company agreed that the Sagicor Parties would have the right to designate two individuals for election to the Company Board. On May 10, 2018, the annual general meeting of shareholders elected to the Company Board Mr. Richard O. Byles and Mr. Christopher W. Zacca, the two directors designated for election by the Sagicor Parties, with a term beginning upon the consummation of the Contribution.

The foregoing summary of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Implementation Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 27, 2018, and the Contribution Amendment, a copy of which is filed as Exhibit 2.1 hereto, and each of which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 4, 2018, the Company issued a press release regarding the Contribution. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

To the extent required, the Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

To the extent required, the Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	First Amendment to Share Exchange Implementation Agreement, dated as of May 31, 2018, by and among JCSD Trustees Services Limited, X Fund Properties Limited, Sagicor Pooled Investment Funds Limited, Sagicor Real Estate X Fund Limited and Playa Hotels & Resorts N.V.

10.1	Shareholder Agreement, dated as of May 31, 2018, by and JCSD Trustees Services Limited, X Fund Properties Limited and Playa Hotels & Resorts N.V.

99.1	Press Release of Playa Hotels & Resorts N.V., dated June 4, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: June 4, 2018	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer

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